Exhibit 10.1

OFFERING ESCROW AGREEMENT

THIS OFFERING ESCROW AGREEMENT is made and entered into this 1st day of November, 2007, by and among DIVERSIFIED RESTAURANT HOLDINGS, INC. (the "Company"), a Nevada corporation; and RBS CITIZENS, N.A., a National Association acting by and through its Institutional Services Group with an office at 870 Westminster Street, Providence, Rhode Island  02903 (the "Escrow Agent").

1.

Purpose.  The Company desires to make a public offering (the "Public Offering") of up to 1,000,000 Shares of Common Stock, $.0001 par value (the "Shares") in a direct public offering at the offering price of $2.50 per Share.  The Public Offering is to be made pursuant to a registration statement (the "Registration Statement") and prospectus (the "Prospectus") included therein which has been filed with the United States Securities and Exchange Commission on Form SB-2 under the Securities Act of 1933, as amended, and pursuant to filings that have been made or will be made with the applicable authorities of states in which the offering will be made.  The Company will not engage the services of a broker-dealer to serve as underwriter in the Public Offering.  The Company wishes to make provision to escrow the gross proceeds from the sale of the first 200,000 Shares sold in the Public Offering.  The Company and the Escrow Agent desire to enter into an agreement with respect to the above-described escrow arrangements.

2.

Deposit of Proceeds.  The Company agrees to deliver to the Escrow Agent, immediately upon receipt thereof, all proceeds from the sale of the first 200,000 Shares sold in the Public Offering at the offering price of $2.50 per Share (a total of up to $500,000), together with a copy of the subscription agreements prepared by each subscriber.  The subscription agreements shall set forth, among other things, the names and addresses of the purchaser, the number of Shares purchased and the amount paid therefor.

3.

Escrow Account.  All money delivered to the Escrow Agent pursuant hereto shall be deposited immediately by the Escrow Agent in a separate account established by the Escrow Agent pursuant to this Agreement (the "Escrow Account").  The Escrow Account shall be created and maintained subject to the customary rules and regulations of the Escrow Agent pertaining to such accounts, and shall be entitled "Diversified Restaurant Holdings, Inc. - Escrow Account."

4.

Escrow Period.  During the Escrow Period (as herein after defined), all amounts deposited in the Escrow Account shall not become the property of the Company or any other entity, and except as provided herein; the Escrow Agent shall make or permit no disbursements from the Escrow Account.  For purposes of calculating the proceeds required to be deposited for the disbursement of the escrow funds, all instruments of payment deposited in the escrow account shall be included, whether or not all such instruments of payment have been processed for collection and collected.

a.

The Escrow Period shall begin with the commencement of the Public Offering, which shall be the effective date of the aforesaid Registration Statement, and shall terminate on the first to occur of the following:

1.

The failure to sell a minimum of 200,000 Shares by ______________ 30, 2008, which may be extended to _________________, 2009 ("Offering Period").

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2.

The deposit in escrow of at least $500,000 from the sale of at least 200,000 Shares during the aforementioned Offering Period.

3.

A decision by the Company to terminate the offering.

5.

Delivery of Proceeds on the Sale of the Minimum Shares Offered.  In the event the Escrow Period terminates in accordance with section 4(a)(2) above, because of the deposit and collection in the Escrow Account of a minimum $500,000 from the sale of 200,000 Shares, the Escrow Agent shall deliver and pay over to the Company all amounts deposited in the Escrow Account, with interest, less the Escrow Agent's fees.  Immediately following such payments, the Escrow Agent shall be completely discharged of its obligations hereunder and released of any further liabilities or responsibilities hereunder.  Thereafter, the Escrow Account shall be closed.

6.

Delivery of Proceeds if the Minimum Shares Offered are not Sold.  In the event the Escrow Period terminates because of the provisions of paragraph 4(a)(1) or 4(a)(3) above, as promptly as possible after such termination and on the basis of its records of the Escrow Account, the Escrow Agent shall return to each of the subscribers of the Shares in the Public Offering the amounts paid by them for the purchase of the Shares without interest or any deductions therefrom.  The amount paid to each purchaser shall be free and clear of any claims of the Company or of any of its creditors.  The Escrow Agent shall be required to make such payment only to the person named in the subscription agreement be furnished to the Escrow Agent by the Company pursuant to paragraph 2 hereof, and payment shall only be made on cleared and collected funds.  At such time as the Escrow Agent shall have made all the payments and remittances provided in this paragraph, the Escrow Agent shall be completely dis charged and released of any and all further liabilities and responsibilities hereunder, and the Escrow account shall be closed.

7.

Notices.  The Company agrees to give to the Escrow Agent written notice of the date upon which the Public Offering is commenced, as soon as practicable thereafter.

a.

The Escrow Agent is hereby expressly authorized to disregard any and all notices or warnings given by any of the parties hereto, or by any other person, firm or corporation, excepting only orders or process of court, and is hereby expressly authorized to comply with and obey any and all process, orders, judgments or decrees of any court, and in case the Escrow Agent obeys or complies with any such process, order, judgment or decree of any court it shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding that any such process, order, judgment or decree be subsequently reversed, modified, annulled, set aside or vacated, or found to have been issued or entered without jurisdiction.

b.

Any notice required or desired to be given by the Escrow Agent to any party to this Escrow Agreement may be given by mailing the same addressed to such party at the address given below the signature of such party or the most recent address of such party shown on the records of the Escrow Agent, and notice so mailed shall for all purposes hereof be effectual as though served upon such party in person at the time of depositing such notice in the mail.

8.

Protection of Escrow Agent.  The Escrow Agent, in its actions pursuant to this Agreement, shall be fully protected in every reasonable exercise of its discretion and shall have no obligations hereunder either to the Company or to any other party, except as expressly set forth herein.

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9.

Fee and Costs.  The Company shall pay the Escrow Agent a fee of $2,500 plus an annual fee of $2,500 payable on each anniversary date of this agreement.

10.

Receipts of Funds.  Written notice acknowledging receipt of the deposited funds from the Company will be delivered from time to time by the Escrow Agent to the Company.

11.

Liability of Escrow Agent.  In performing any of its duties hereunder, the Escrow Agent shall not incur any liability to anyone for any damages, losses, or expenses, except as may arise from its own negligent action, negligent failure to act or willful misconduct.  The Escrow Agent shall not incur any liability with respect to any action taken or omitted in good faith upon advice of its counsel or counsel for the Company given with respect to any questions relating to the duties and responsibilities of the Escrow Agent under this Agreement, or any action taken or omitted in reliance upon any instrument, including the written advice provided for herein, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein, which instrument the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons, and to conform with the provisions of this Agreement.

12.

Indemnification.  The Company hereby agrees to indemnify and hold harmless the Escrow Agent against any and all losses, damages, claims and liabilities (including counsel fees) incurred or assessed against it in connection with the performance of this Agreement, except as may arise from its own negligent action, negligent failure to act or willful misconduct.

13.

Disputes.  In the event of any dispute between the parties hereto as to the facts of default, the validity or meaning of these instructions or any other fact or matter relating to the transaction between the parties, the Escrow Agent is instructed as follows:

a.

That it shall be under no obligation to act, except under process or order of court, or until it has been adequately indemnified to its full satisfaction, and shall sustain no liability for its failure to act pending such process or court order or indemnification.

b.

That it may in its sole and absolute discretion, deposit the property described or so much thereof as remains in its hands with a court of appropriate jurisdiction, and interplead the parties hereto, and upon so depositing such property and filing its complaint in interpleader it shall be relieved of all liability under the terms hereof as to the property so deposited, and furthermore, the parties hereto for themselves, their legal representatives, successors and assigns do hereby submit themselves to the jurisdiction of said court and do hereby appoint the then Clerk, or acting Clerk, of said court as their Agent for the service of all process in connection with such proceedings.  The institution of any such interpleader action shall not impair the rights of the Escrow Agent hereunder.

14.

Limitation of Escrow Agent's Duties.

a.

The Company acknowledges that the duties of the Escrow Agent hereunder are solely ministerial in nature, and have been requested for its convenience.  The Escrow Agent shall not be deemed to be the agent of the Company, or to have any legal or beneficial interest in any of the Escrow Assets.  The Company agrees that the Escrow Agent is a party to the Escrow Agreement only and has no duties or responsibilities in connection with any agreements related hereto.

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b.

The Escrow Agent shall have no responsibility for determining the genuineness or validity of any certificate, document, notice or other instrument or item presented to or deposited with it, and shall be fully protected in acting in accordance with any written instruction given to it by the Company and reasonably believed by the Escrow Agent to have been signed by the proper representatives of the Company.

c.

The Escrow Agent shall not be responsible for any losses relative to the investment or liquidation of the Escrow Assets, provided such Escrow Assets are invested and held in accordance with paragraph 15 hereof.

d.

The Escrow Agent shall not be required to institute legal proceedings of any kind.  The Escrow Agent shall not be required to defend any legal proceedings which may be instituted against it with respect to this Agreement unless requested to do so in writing by the Company, and unless and until it is indemnified by the Company to the satisfaction of the Escrow Agent, in its sole discretion, against the cost and expense of such defense, including without limitation the reasonable fees and expenses of its legal counsel.  If any conflicting demand shall be made upon the Escrow Agent, it shall not be required to determine the same or take any action thereon and may await settlement of the controversy by appropriate and nonappealable legal proceedings.

15.

Authorized Investments.  Prior to the disbursement of funds deposited in the Escrow Account, pursuant to paragraph 5 or 6 above, the Escrow Agent shall be authorized and hereby agrees to invest all of the funds deposited in the Escrow Account in short-term obligations of Escrow Agent's interest earning checking account, money market account or money market mutual fund.  The Escrow Agent is further authorized and hereby agrees to reinvest all earnings and interest derived therefrom in such account or any of the investments specified above.  The Escrow Agent shall not be required to invest funds represented by an instrument of payment until five (5) business days of the deposit of said instrument of payment (except for funds represented by wire transfers, which shall be invested immediately).  In the event that an instrument of payment is returned to the Escrow Agent for nonpayment subsequent to five (5) days after the instrument's deposit, the Escrow Agent, after notice to the Company, shall be authorized to liquidate sufficient investments, if sufficient uninvested cash is not available, and to debit the Escrow Account in t he amount of such returned instrument of payment.  The above-stated provisions of this paragraph 15 notwithstanding, the Escrow Agent shall not invest in an otherwise permissible investment if that investment's maturity date extends beyond September 30, 2007 (or March 31, 2008 if t he Company elects to extend the offering period and so notifies the Escrow Agent in writing), unless such instrument can be readily sold or otherwise disposed of for cash by said date without any dissipation of the offering proceeds invested.  The Escrow Agent is hereby expressly forbidden t o invest in the following securities:  (i) corporate equity or debt securities; (ii) repurchase agreements; (iii) banker's acceptances; (iv) commercial paper; and (vi) municipal securities.

16.

Resignation of Escrow Agent.  The Escrow Agent in its sole discretion may resign at any time and be discharged of its duties hereunder by giving thirty (30) days prior written notice to the Company, and which notice shall specify the date of such resignation.  In the event the Company fails to appoint a successor escrow agent and notify the Escrow Agent in writing of such appointment within such thirty (30) day period, the Escrow Agent shall be deemed to be solely a custodian of the Escrow Account without further duties hereunder, and shall be entitled to petition a court of competent jurisdiction to appoint a successor escrow agent.  Upon the appointment of a successor escrow agent by the parties hereunder or by such court, the Escrow Agent's duties and liabilities under this Agreement shall terminate

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17.

General Provisions.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.  This Agreement shall bind and inure to the benefit of the parties hereto, and their respective successors and assigns, and shall not be modified or amended except by a written instrument executed by the parties hereto.

18.

Assignment and Transfer.  No assignment, transfer, conveyance or hypothecation of any right, title or interest in and to the subject matter of this Agreement shall be binding upon the Escrow Agent unless written notice thereof shall be served upon the Escrow Agent and all fees, costs and expenses incident thereto shall have been paid and then only upon the Escrow Agent's assent thereto in writing.

19.

Amendments.  This Agreement may be supplemented, altered, amended, modified or revoked by writing only, signed by all of the parties hereto, and approved by the Escrow Agent, upon payment of all fees, costs and expenses incident thereto.

20.

Binding Effect.  The provisions of these instructions shall be binding upon the legal representatives, successors and assigns of the parties hereto.

21.

Applicable Law.  This Agreement shall be construed according to the laws of the State of Michigan.

IN WITNESS WHEREOF, the Company, and the Escrow Agent have executed this Offering Escrow Agreement on the day and year first above written.

DIVERSIFIED RESTAURANT HOLDINGS, INC.

By:_________________________________

      T. Michael Ansley, President

RBS CITIZENS, N.A.

By:_________________________________

      Authorized Officer

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